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                                                                   Exhibit 10.13


                                                                       2/28/2002

                      CHANGE IN CONTROL/SEVERANCE AGREEMENT

         THIS CHANGE IN CONTROL/SEVERANCE AGREEMENT ("Agreement") is entered into as of November ____, 2001 by and between Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), and ___________________________ (the "Executive").

                                   WITNESSETH

         WHEREAS, the Board of Trustees of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) and a change in the Chief Executive Officer of the Company exists or may exist in the future and that the threat or the occurrence of such an event can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

         WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its shareholders to retain the services of the Executive in the event of a threat or occurrence of either a Change in Control or a change in the Chief Executive Officer of the Company and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of either a Change in Control or a change in the Chief Executive Officer of the Company, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event his employment is terminated as a result of, or in connection with such an event and to provide the Executive with certain other benefits whether or not the Executive's employment is terminated.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein and other good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

         1. TERM OF AGREEMENT. This Agreement shall commence as of the date hereof and shall continue in effect until the date the Executive's employment is terminated; provided, however, that if the Executive's employment is terminated following, or in anticipation of, either a Change in Control or the hiring of a new Chief Executive Officer of the Company, the term shall continue in effect until all payments and benefits have been made or provided to the Executive hereunder.

         2.       DEFINITIONS

                  2.1 ACCRUED COMPENSATION. For purposes of this Agreement, "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation and sick leave pay (to the extent provided by Company policy or applicable law), (iv) incentive compensation (other than the "Pro Rata Bonus" (as hereinafter defined)); and (v)

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100% of any target bonus with respect to the Company's fiscal year ended prior to the Termination Date.

         2.2 BASE AMOUNT. For purposes of this Agreement, "Base Amount" shall mean the greater of (a) the Executive's annual base salary, at the rate in effect immediately prior to the Change in Control or the hiring of a new Chief Executive Officer; and (b) the Executive's annual base salary, at the rate in effect on the Termination Date.

         2.3 BONUS AMOUNT. For purposes of this Agreement, "Bonus Amount" shall mean the annual average of the cash and fair market value (when paid) of stock or other property paid to the Executive (including amounts that would have been paid if they had not been deferred) under the Company's annual incentive bonus plan for the three years immediately preceding the year in which the Executive's employment terminates, or for such shorter period that the Executive has been employed by the Company. If the Executive's employment is terminated in the Executive's first year of employment, "Bonus Amount" shall mean 100% of the target bonus that the Executive would have been eligible to receive for such year.

         2.4 CAUSE. For purposes of this Agreement, a termination of employment is for "Cause" if the Executive has been convicted of a felony involving fraud or dishonesty or the termination is evidenced by a resolution adopted in good faith by at least two-thirds of the Board that the Executive:
(i) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the Executive's assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform or (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; PROVIDED, HOWEVER, that no termination of the Executive's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail and (y) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires). Neither an act nor a failure to act, on the Executive's part shall be considered "intentional" unless the Executive has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination (as defined in Section 2.9) is given by the Executive shall constitute Cause for purposes of this Agreement.

         2.5 CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                  (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of the combined voting power of the Company's then outstanding Voting Securities; PROVIDED, HOWEVER, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in


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a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"),
(ii) the Company or any Subsidiary or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

                  (b)      Approval by stockholders of the Company of:

                           (i) A merger, consolidation or reorganization involving the Company, unless:

                                    (A)      the stockholders of the Company,
                           immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation or other entity resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

                                    (B)      the individuals who were members of
                           the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors or similar governing body of the Surviving Corporation or a corporation or other entity beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation.

                           (ii) A complete liquidation or dissolution of the Company; or

                           (iii)    An agreement for the sale or other
                  disposition of all or substantially all of the assets of the Company to any Person (other than to an entity of which the Company directly or indirectly owns at least 70% of the voting shares).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.


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                  (c)      The rejection by the voting Beneficial Owners of the
outstanding Shares of the entire slate of trustees that the Board proposes at a single election of trustees; or

                  (d) The rejection by the voting Beneficial Owners of the outstanding Shares of one-half or more of the trustees that the Board proposes over any two or more consecutive elections of trustees.

                  (e) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination: (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

         2.6 COMPANY. For purposes of this Agreement, the "Company" shall include the Company's "Successors and Assigns" (as hereinafter defined).

         2.7 DISABILITY. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity that entitles the Executive to benefits under the Company sponsored long-term disability plan in which he or she participates.

         2.8      GOOD REASON.

         (a) For purposes of this Agreement, "Good Reason" shall mean the occurrence after either a Change in Control or the hiring of a new Chief Executive Officer of any of the events or conditions described in subsections
(i) through (viii) hereof:

                           (i) a change in the Executive's status, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents a substantial adverse change from his status, position or responsibilities as in effect at any time within 180 days preceding the date of either a Change in Control or the hiring of a new Chief Executive Officer, or at any time thereafter; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at any time within 180 days preceding either the date of a Change of Control or the hiring of a new Chief Executive Officer, or at any time thereafter; or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions held prior to either a Change of Control or the hiring of a new Chief Executive Officer, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

                           (ii) a reduction in the Executive's base salary or any failure to pay the Executive any compensation or benefits to which he is entitled within five days of written notice thereof;

                           (iii) the Company's requiring the Executive to be based at any place outside a 30-mile radius from the Executive's principal location of business prior


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                  to either a Change in Control or the hiring of a new Chief
                  Executive Officer, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to such event;

                           (iv) the failure by the Company to provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities which opportunities will be evaluated in light of the performance requirements therefor) to those provided for under each other employee compensation and benefit plan, program and practice in which the Executive was participating at any time within 180 days preceding the date of either a Change in Control or the hiring of a new Chief Executive Officer, or at any time thereafter;

                           (v) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days;

                           (vi) any material breach by the Company of any provision of this Agreement;

                           (vii) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of Section 2.4; or

                           (viii) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in Section 6 hereof.

         (b)      Any event or condition described in Section 2.8(a)(i) through
(viii) which occurs prior to either a Change in Control or the hiring of a new Chief Executive Officer, but which the Executive reasonably demonstrates (i) was at the request of a Third Party or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control or the hiring of a new Chief Executive Officer, which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control or the hiring of a new Chief Executive Officer.

         (c) The Executive's right to terminate his employment pursuant to this Section 2.8 shall not be affected by his incapacity due to a Disability.

         2.9. NOTICE OF TERMINATION. For purposes of this Agreement, following either a Change in Control or the hiring of a new Chief Executive Officer, "Notice of Termination" shall mean a written notice of termination from the Company of the Executive's employment which indicates a specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         2.10. PRO RATA BONUS. For purposes of this Agreement, "Pro Rata Bonus" shall mean an amount equal to 100% of the target bonus that the Executive would have been eligible to receive for the Company's fiscal year in which the Executive's employment terminates, multiplied by a fraction, the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365.


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         2.11.    SUCCESSORS AND ASSIGNS. For purposes of this Agreement,
"Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the Voting Securities, assets or business of the Company whether by operation of law or otherwise, and any affiliate of such Successors and Assigns.

         2.12. TERMINATION DATE. For purposes of this Agreement, "Termination Date" shall mean the first to occur of: (a) in the case of the Executive's death, his date of death, (b) in the case of Good Reason, the last day of his employment and (c) in all other cases, the date specified in the Notice of Termination or if no Notice of Termination is sent, the last day of his employment; PROVIDED, HOWEVER, that if the Executive's employment is terminated by the Company due to Disability, the date specified in the Notice of Termination shall be the 30th day after receipt of the Notice of Termination by the Executive, provided that the Executive shall not have returned to the full-time performance of his duties within 30 days after such receipt.

         3. TERMINATION OF EMPLOYMENT. If the Executive's employment with the Company shall be terminated within thirty-six (36) months following either a Change-In-Control or the hiring of a new Chief Executive Officer, the Executive shall be entitled to the following compensation and benefits:

                  (a) If the Executive's employment with the Company shall be terminated (i) by the Company for Cause or Disability, (ii) by reason of the Executive's death or (iii) by the Executive other than for Good Reason, the Company shall pay to the Executive the Accrued Compensation and, if such termination is other than by the Company for Cause, the Pro Rata Bonus; PROVIDED, HOWEVER, if an employment agreement is in existence between the Company and/or any of its affiliates and the Executive on the Termination Date, the Company and/or its affiliates, as the case may be, shall also pay to the Executive any amounts owed to the Executive pursuant to such employment agreement.

                  (b) If the Executive's employment with the Company shall be terminated for any reason other than as specified in Section 3(a), the Executive shall be entitled to the following:

                           (i) the Company shall pay the Executive the Accrued Compensation and a Pro-Rata Bonus;

                           (ii) the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount in cash equal to __________ times the sum of
                  (A) the Base Amount and (B) the Bonus Amount; PROVIDED, HOWEVER, if an employment agreement is in existence between the Company and/or any of its affiliates and the Executive on the Termination Date, any amount due the Executive under this
                  Section 3(b)(ii) shall be reduced by the amount of Base Amount and Bonus Amount paid as severance pay to Executive pursuant to such employment agreement in lieu of compensation for periods subsequent to the Termination Date.

                           (iii) for __ months following the Termination Date, (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the same


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                  medical, dental, life, disability and hospitalization benefits provided (A) to the Executive at any time during the 90 day period prior to either the Change in Control or the hiring of a new Chief Executive Officer or at any time thereafter (and if different benefits were paid during such period, such of those benefits as are elected by the Executive) or (B) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 3(b)(iii) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (A) and (B) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefits plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection
                  (iii) shall not be interpreted so as to limit any benefits to which the Executive, his dependents or beneficiaries may be otherwise entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits;

                           (iv) all theretofore unvested stock options, restricted options, restricted stock, performance shares, phantom share awards, share appreciation rights, dividend equivalents and any other awards issued to the Executive pursuant to the Company's Share Option and Share Award Plan, as amended or replaced time to time, and all unvested benefits under any split dollar life insurance policies insuring the Executive's life, shall immediately vest at the maximum possible amount; and

                           (v) a payment from the Company equal to the unvested amount contained in the Executive's accounts in the Company's 401(k) plan (or any other qualified plan of the Company or an affiliate) which he will forfeit as a result of such termination.

         (c) The amounts provided for in Sections 3(a) and 3(b)(i) and (ii) shall be paid in a single lump sum cash payment in immediately available funds within five (5) days following the expiration of any required waiting period under the release agreement referenced in Section 12 hereof (or earlier, if required by applicable law).

         (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3(b)(iii).


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         (e)      The Executive's entitlement to any other compensation or
benefits or any indemnification shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices or any indemnification agreement in effect.

         (f) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to the hiring of a new Chief Executive Officer and the Executive reasonably demonstrates that such termination occurred in connection with, or in anticipation of the hiring of a new Chief Executive Officer which actually occurs, then for all purposes of this Agreement, the date of the hiring of a new Chief Executive Officer with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

         4. NOTICE OF TERMINATION. Following either a Change in Control or the hiring of a new Chief Executive Officer, any purported termination of the Executive's employment by the Company shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

         5.       EXCISE TAX GROSS-UP.

         (a) Notwithstanding anything contained in this Agreement to the contrary, in the event it is determined (pursuant to (b) below) or finally determined (as defined in (c)(iii) below) that any payment, distribution, transfer, benefit or other event with respect to the Company or its predecessors, successors, direct or indirect subsidiaries or affiliates (or any predecessor, successor or affiliate of any of them, and including any benefit plan of any of them), to or for the benefit of Executive or Executive's dependents, heirs or beneficiaries (whether such payment, distribution, transfer, benefit or other event occurs pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5) (each a "Payment" and collectively the "Payments") is or was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and any successor provision or any comparable provision of state or local income tax law (collectively, "Section 4999"), or any interest, penalty or addition to tax is or was incurred by Executive with respect to such excise tax (such excise tax, together with any such interest, penalty or addition to tax, hereinafter collectively referred to as the "Excise Tax"), then, within 10 days after such determination or final determination, as the case may be, the Company shall pay to Executive an additional cash payment (hereinafter referred to as the "Gross-Up Payment") in an amount such that after payment by Executive of all taxes, interest, penalties and additions to tax imposed with respect to the Gross-Up Payment (including, without limitation, any income and excise taxes imposed upon the Gross-Up Payment), Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Payment or Payments. This provision is intended to put Executive in the same position as Executive would have been had no Excise Tax been imposed upon or incurred as a result of any Payment.

         (b) Except as provided in subsection (c) below, the determination that a Payment is subject to an Excise Tax shall be made in writing by a certified public accounting firm selected by Executive ("Executive's Accountant"). Such determination shall include the amount of the Gross-Up Payment and detailed computations thereof, including any assumptions used in such computations (the written determination of the Executive's Accountant, hereinafter, the "Executive's Determination"). The Executive's Determination shall be reviewed on behalf of the


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Company by a certified public accounting firm selected by the Company (the
"Company's Accountant"). The Company shall notify Executive within 10 business days after receipt of the Executive's Determination of any disagreement or dispute therewith, and failure to so notify within that period shall be considered an agreement by the Company with the Executive's Determination, obligating the Company to make payment as provided in subsection (a) above within 10 days from the expiration of such 10 business-day period. In the event of an objection by the Company to the Executive's Determination, any amount not in dispute shall be paid within 10 days following the 10 business-day period referred to herein, and with respect to the amount in dispute the Executive's Accountant and the Company's Accountant shall jointly select a third nationally recognized certified public accounting firm to resolve the dispute and the decision of such third firm shall be final, binding and conclusive upon the Executive and the Company. In such a case, the third accounting firm's findings shall be deemed the binding determination with respect to the amount in dispute, obligating the Company to make any payment as a result thereof within 10 days following the receipt of such third accounting firm's determination. All fees and expenses of each of the accounting firms referred to in this Section 5 shall be borne solely by the Company.

         (c) (i) Executive shall notify the Company in writing of any claim by the Internal Revenue Service (or any successor thereof) or any state or local taxing authority (individually or collectively, the "Taxing Authority") that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 30 days after Executive receives written notice of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that failure by Executive to give such notice within such 30-day period shall not result in a waiver or forfeiture of any of Executive's rights under this Section 5 except to the extent of actual damages suffered by the Company as a result of such failure. Executive shall not pay such claim prior to the expiration of the 15-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes, interest, penalties or additions to tax with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such 15-day period that its desires to contest such claim (and demonstrates to the reasonable satisfaction of Executive its ability to make the payments to Executive which may ultimately be required under this section before assuming responsibility for the claim), Executive shall:

                           (A) give the Company any information reasonably requested by the Company relating to such claim;

                           (B)      take such action in connection with
                  contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company that is reasonably acceptable to Executive;

                           (C) cooperate with the Company in good faith in order effectively to contest such claim; and

                           (D) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all


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                  attorneys fees, costs and expenses (including additional
                  interest, penalties and additions to tax) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed in relation to such claim and in relation to the payment of such costs and expenses or indemnification. Without limitation on the foregoing provisions of this Section 5, and to the extent its actions do not unreasonably interfere with or prejudice Executive's disputes with the Taxing Authority as to other issues, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax, interest or penalties claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance an amount equal to such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and, further, provided, that any extension of the statute of limitations relating to payment of taxes, interest, penalties or additions to tax for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount; and, provided, further, that any settlement of any claim shall be reasonably acceptable to Executive and the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Executive shall be entitled to settle or contest, as the case may be, any other issue.

                  (ii) If, after receipt by Executive of an amount advanced by the Company pursuant to Section 5(c)(i), Executive receives any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 5) promptly pay to the Company an amount equal to such refund (together with any interest paid or credited thereon after taxes applicable thereto), net of any taxes (including without limitation any income or excise taxes), interest, penalties or additions to tax and any other costs incurred by Executive in connection with such advance, after giving effect to such repayment. If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 5(c)(i), it is finally determined that Executive is not entitled to any refund with respect to such claim, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall be treated as a Gross-Up Payment and shall offset, to the extent thereof, the amount of any Gross-Up Payment otherwise required to be paid.

                  (iii) For purposes of this Section 5, whether the Excise Tax is applicable to a Payment shall be deemed to be "finally determined" upon the earliest of: (A) the expiration of the 15-day period referred to in paragraph (c)(i) above if the


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                  Company has not notified Executive that it intends to contest the underlying claim, (B) the expiration of any period following which no right of appeal exists, (C) the date upon which a closing agreement or similar agreement with respect to the claim is executed by Executive and the Taxing Authority (which agreement may be executed only in compliance with this Section 5), (D) the receipt by Executive of notice from the Company that it no longer seeks to pursue a contest (which notice shall be deemed received if the Company does not, within 15 days following receipt of a written inquiry from Executive, affirmatively indicate in writing to Executive that the Company intends to continue to pursue such contest).

         (d) As a result of uncertainty in the application of Section 4999 that may exist at the time of any determination that a Gross-Up Payment is due, it may be possible that in making the calculations required to be made hereunder, the parties or their accountants shall determine that a Gross-Up Payment need not be made (or shall make no determination with respect to a Gross-Up Payment) that properly should be made ("Underpayment"), or that a Gross-Up Payment not properly needed to be made should be made ("Overpayment"). The determination of any Underpayment shall be made using the procedures set forth in paragraph (b) above and shall be paid to Executive as an additional Gross-Up Payment. The Company shall be entitled to use procedures similar to those available to Executive in paragraph (b) to determine the amount of any Overpayment (provided that the Company shall bear all costs of the accountants as provided in paragraph (b)). In the event of a determination that an Overpayment was made, any such Overpayment shall be treated for all purposes as a loan to Executive with interest at the applicable Federal rate provided for in Section 1274(d) of the Code; provided, however, that the amount to be repaid by Executive to the Company shall be subject to reduction to the extent necessary to put Executive in the same after-tax position as if such Overpayment were never made.

         6. SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

         7. FEES AND EXPENSES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as a result of the Executive obtaining or enforcing any right or benefit provided by this Agreement. Furthermore, any amounts due Executive by the Company that are not paid when due under this Agreement shall bear interest at the Prime Rate (as declared by Bank of America, N.A. from time to time) plus 5% from the time when the payment is due until the date the payment is made.

         8. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, by overnight courier or by facsimile, addressed to the respective addresses and facsimile numbers last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Chairman of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

         9. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

         10. NO GUARANTEED EMPLOYMENT. The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and may be terminated by either the Executive or the Company at any time, subject, however to the rights of the Executive provided herein in the event of any such termination.

         11. SETTLEMENT OF CLAIMS. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

         12. FULL SATISFACTION; WAIVER AND RELEASE. As a condition to receiving the payments and benefits hereunder, the Executive shall execute a document in customary form, releasing and waiving any and all claims, causes of actions and the like against the Company and its successors, shareholders, officers, trustees, agents and employees, regarding all matters relating to the Executive's service as an employee of the Company or any affiliates and the termination of such relationship. Such claims INCLUDE, WITHOUT LIMITATION, any claims arising under Age Discrimination in Employment Act of 1967, as amended (the "ADEA"); Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; the Equal Pay Act of 1962; the American Disabilities Act of 1990; the Family Medical Leave Act, as amended; the Employee Retirement Income Security Act of 1976, as amended; or any other federal, state or local statute or ordinance, BUT EXCLUDE any claims that arise out of an asserted breach of the terms of this Agreement or current or future claims related to the matters described in Section 9.

         13. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provisions of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Cook County in the State of Illinois.

         15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.


                                  EQUITY RESIDENTIAL PROPERTIES TRUST



                                  By:
                                     -------------------------------------------
                                           Douglas Crocker II
                                           President and CEO



                                  By:
                                     -------------------------------------------
                                           Executive






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